CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Polaris Global Value Fund:


We consent to the use of our report dated February 17, 2004, incorporated herein by reference, for Polaris Global Value Fund and to the references to our firm under the headings, "Financial Highlights" in the PROSPECTUS and "Independent Auditors" in the STATEMENT OF ADDITIONAL INFORMATION.


/s/ KPMG LLP


Boston, Massachusetts
April 26, 2004